FIRST INDUSTRIAL REALTY TRUST REPORTS
SECOND QUARTER 2022 RESULTS
•2022 FFO Guidance Increased $0.04 at the Midpoint to $2.15 to $2.23 Per Share/Unit
•Occupancy of 98.4%; Cash Rental Rates Up 27.0%; Cash Same Store NOI Grew 9.4%
•Leased 100% of 1.1 Million Square-Foot First Logistics Center @ 283 in Central Pennsylvania and 208,000 Square-Foot First Bordentown Logistics Center in New Jersey
•Sold 391 Acres at Camelback 303 Joint Venture in Phoenix for $255 Million; FR's Share of Gain and Promote Before Tax of $104 Million
•Started Four Developments in the Second Quarter Totaling 875,000 Square Feet, Estimated Investment of $154 Million
•Closed $425 Million Unsecured Term Loan Which Refinanced the Prior $260 Million Term Loan
•Paid Off $68 Million Mortgage Loan at an Interest Rate of 4.03%; Portfolio Now 99.3% Unencumbered

CHICAGO, July 20, 2022 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the second quarter of 2022. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.88, compared to $0.40 a year ago and second quarter FFO was $0.56 per share/unit on a diluted basis, compared to $0.48 per share/unit a year ago.

“Our team delivered another strong performance in the second quarter reflected in our financial results and portfolio metrics, including contributions from our development program,” said Peter E. Baccile, First Industrial's president and chief executive officer. “Industrial real estate fundamentals remain strong, supported by tenants requiring space to support efficiency and growth of their supply chains.”

Portfolio Performance

•In service occupancy was 98.4% at the end of the second quarter of 2022, compared to 98.0% at the end of the first quarter of 2022, and 96.6% at the end of the second quarter of 2021.
•Rental rates increased 27.0% on a cash basis and increased 46.5% on a straight-line basis.
•Same property cash basis net operating income before termination fees (“SS NOI”) increased 9.4% reflecting higher average occupancy, increases in rental rates on new and renewal leasing, contractual rent escalations and slightly lower free rent.

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Development Leasing

During the second quarter, the Company:
•Leased 100% of the 1.1 million square-foot First Logistics Center @ 283 Building A in Central Pennsylvania. The lease is expected to commence in the third quarter.
•Leased 100% of the 208,000 square-foot First Bordentown Logistics Center in New Jersey. The lease is expected to commence upon completion in fourth quarter.
•Leased 33,000 square feet at its 200,000 square-foot First Park Miami Building 11 in South Florida. The lease is expected to commence in the third quarter.

Investment and Disposition Activities

In the second quarter, the Company:
•Commenced development of four projects totaling 875,000 square feet, with an estimated total investment of $154 million comprised of:
◦First Elm Logistics Center in the Inland Empire - 83,000 square feet; $21 million estimated investment.
◦First Logistics Center @ 283 Building B in Central Pennsylvania - 699,000 square feet; $96 million estimated investment.
◦First 92 in Northern California - 37,000 square feet; $20 million estimated investment.
◦First Park Miami Building 13 in South Florida - 56,000 square feet; $16 million estimated investment.
•Acquired three sites in the Inland Empire for $34 million.
•Acquired five buildings totaling 279,000 square feet in Northern California, Southern California, Seattle and South Florida for $65 million.
•Sold 391 acres at its Camelback 303 business park joint venture in Phoenix; First Industrial's share of the sales price was $110 million. First Industrial's share of the gain and promote before tax is $104 million.

In the third quarter, the Company:
•Acquired two buildings totaling 96,000 square feet in South Florida and Southern California and a 2-acre site in the Inland Empire for $35 million.

“Our development program continues to deliver high quality logistics real estate solutions for tenants, while creating significant value for shareholders,” said Peter Schultz, First Industrial's executive vice president. “We were pleased to lease our largest current development, the 1.1 million square-foot First Logistics Center @ 283 in Pennsylvania. Our tenant is a leading international e-commerce retailer that will take occupancy in the third quarter.”

Capital

On April 18, 2022, the Company:
•Closed a $425 million unsecured term loan facility, the proceeds from which were primarily used to refinance its prior $260 million unsecured term loan facility and pay off a $68 million mortgage loan. The new term loan matures on October 18, 2027 and provides for interest-only payments currently at an interest rate of SOFR plus a SOFR adjustment of 10 basis points plus a credit spread of 85 basis points based on the Company's current credit ratings and consolidated leverage ratio.

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In the second quarter, the Company:
•Entered into forward starting interest rate swaps to effectively fix the interest rate on the entire $425 million unsecured term loan facility at 3.64%. The new fixed rate is effective in October 2022 once the existing swaps from the refinanced $260 million unsecured term loan facility expire.

Outlook for 2022

“We are increasing our FFO per share guidance for 2022 by four cents at the midpoint to $2.19, fueled predominantly by our development leasing ahead of pro forma, quicker lease up in the in-service portfolio and an increase in capitalized interest due to our new development starts,” added Mr. Baccile.

	Low End of	High End of
	Guidance for 2022	Guidance for 2022
	(Per share/unit)	(Per share/unit)
Net Income	$1.76	$1.84
Add: Real Estate Depreciation/Amortization	1.09	1.09
Less: Gain on Sale of Real Estate, Net of Allocable Income Tax Provision Including Joint Ventures, Through July 20, 2022	(0.70)	(0.70)

FFO (NAREIT Definition)	$2.15	$2.23

The following assumptions were used for guidance:
•Average quarter-end in service occupancy of 98.0% to 98.75%, an increase of 37.5 basis points at the midpoint. This assumes the lease-up of the 644,000 square-foot facility in Baltimore will occur in 4Q22.
•Same store NOI growth on a cash basis before termination fees of 8.25% to 9.25% for the full year, an increase of 50 basis points at the midpoint.
•General and administrative expense of approximately $34.0 million to $35.0 million, an increase of $0.5 million at the midpoint.
•Includes the incremental costs expected in 2022 related to the Company’s developments completed and under construction as of June 30, 2022. In total, the Company expects to capitalize $0.10 per share of interest in 2022, an increase of $0.01 per share.
•Other than the transactions discussed in this release, guidance does not include the impact of:
◦any future debt repurchases prior to maturity or future debt issuances,
◦any future investments or property sales, or
◦any future equity issuances.

Conference Call

First Industrial will host its quarterly conference call on Thursday, July 21, 2022 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (888) 504-7949 and entering the passcode 352927. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s second quarter 2022 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

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FFO Definition

In accordance with the NAREIT definition of FFO, First Industrial calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. First Industrial also excludes the same adjustments from its share of net income from unconsolidated joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 69.8 million square feet of industrial space as of June 30, 2022. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the outbreak of coronavirus disease 2019 (COVID-19); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties

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described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2021, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
Statements of Operations and Other Data:
Total Revenues	$130,049	$117,398	$255,562	$233,657

Property Expenses	(34,860)	(31,748)	(70,275)	(64,990)
General and Administrative	(8,249)	(8,469)	(16,990)	(17,033)
Depreciation of Corporate FF&E	(226)	(212)	(456)	(400)
Depreciation and Other Amortization of Real Estate	(36,244)	(32,234)	(69,924)	(64,021)
Total Expenses	(79,579)	(72,663)	(157,645)	(146,444)
Gain on Sale of Real Estate	297	22,854	297	57,499
Interest Expense	(10,374)	(11,852)	(20,010)	(24,525)
Amortization of Debt Issuance Costs	(730)	(935)	(1,486)	(1,884)
Income from Operations Before Equity in Income (Loss) of Joint Ventures and Income Tax Provision	$39,663	$54,802	$76,718	$118,303
Equity in Income (Loss) of Joint Ventures (a)	118,211	(66)	118,189	(139)
Income Tax Provision (b)	(24,198)	(1,575)	(24,108)	(1,420)
Net Income	$133,676	$53,161	$170,799	$116,744
Net Income Attributable to the Noncontrolling Interests	(16,685)	(1,225)	(17,550)	(2,610)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$116,991	$51,936	$153,249	$114,134
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND AFFO (c)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$116,991	$51,936	$153,249	$114,134
Depreciation and Other Amortization of Real Estate	36,244	32,234	69,924	64,021
Noncontrolling Interests	16,685	1,225	17,550	2,610
Gain on Sale of Real Estate	(297)	(22,854)	(297)	(57,499)
Gain on Sale of Real Estate from Joint Ventures (a)	(118,244)	—	(118,244)	—
Income Tax Provision - Allocable to Gain on Sale of Real Estate, Including Joint Ventures (b)	24,243	1,472	24,243	1,551
Funds From Operations ("FFO") (NAREIT) (c)	$75,622	$64,013	$146,425	$124,817
Amortization of Equity Based Compensation	3,892	3,451	8,993	7,064
Amortization of Debt Discounts and Hedge Costs	104	104	208	208
Amortization of Debt Issuance Costs	730	935	1,486	1,884
Depreciation of Corporate FF&E	226	212	456	400
Non-incremental Building Improvements	(4,628)	(2,287)	(5,349)	(4,637)
Non-incremental Leasing Costs	(7,204)	(9,429)	(13,533)	(14,048)
Capitalized Interest	(4,364)	(2,413)	(8,434)	(4,336)
Capitalized Overhead	(2,679)	(1,456)	(5,292)	(3,079)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(5,139)	(3,752)	(9,291)	(9,180)
Adjusted Funds From Operations ("AFFO") (c)	$56,560	$49,378	$115,669	$99,093

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (c) AND NOI (c)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$116,991	$51,936	$153,249	$114,134
Interest Expense	10,374	11,852	20,010	24,525
Depreciation and Other Amortization of Real Estate	36,244	32,234	69,924	64,021
Income Tax (Benefit) Provision - Not Allocable to Gain on Sale of Real Estate (b)	(45)	103	(135)	(131)
Noncontrolling Interests	16,685	1,225	17,550	2,610
Amortization of Debt Issuance Costs	730	935	1,486	1,884
Depreciation of Corporate FF&E	226	212	456	400
Gain on Sale of Real Estate	(297)	(22,854)	(297)	(57,499)
Gain on Sale of Real Estate from Joint Ventures (a)	(118,244)	—	(118,244)	—
Income Tax Provision - Allocable to Gain on Sale of Real Estate, Including Joint Ventures (b)	24,243	1,472	24,243	1,551
Adjusted EBITDA (c)	$86,907	$77,115	$168,242	$151,495
General and Administrative	8,249	8,469	16,990	17,033
FFO from Joint Ventures (a)	33	66	55	139
Net Operating Income ("NOI") (c)	$95,189	$85,650	$185,287	$168,667
Non-Same Store NOI	(5,181)	(2,403)	(6,052)	(4,804)
Same Store NOI Before Same Store Adjustments (c)	$90,008	$83,247	$179,235	$163,863
Straight-line Rent	(2,255)	(2,849)	(5,047)	(7,724)
Above (Below) Market Lease Amortization	(232)	(256)	(463)	(542)
Lease Termination Fees	(25)	(130)	(25)	(249)
Same Store NOI (Cash Basis without Termination Fees) (c)	$87,496	$80,012	$173,700	$155,348

Weighted Avg. Number of Shares/Units Outstanding - Basic	134,278	131,188	134,176	131,180
Weighted Avg. Number of Shares Outstanding - Basic	132,051	129,098	131,932	129,093

Weighted Avg. Number of Shares/Units Outstanding - Diluted	134,590	131,704	134,543	131,669
Weighted Avg. Number of Shares Outstanding - Diluted	132,106	129,187	131,997	129,179

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$116,991	$51,936	$153,249	$114,134
Less: Allocation to Participating Securities	(103)	(61)	(134)	(122)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$116,888	$51,875	$153,115	$114,012

Basic Per Share	$0.89	$0.40	$1.16	$0.88
Diluted Per Share	$0.88	$0.40	$1.16	$0.88

FFO (NAREIT) (c)	$75,622	$64,013	$146,425	$124,817
Less: Allocation to Participating Securities	(178)	(184)	(334)	(337)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$75,444	$63,829	$146,091	$124,480

Basic Per Share/Unit	$0.56	$0.49	$1.09	$0.95
Diluted Per Share/Unit	$0.56	$0.48	$1.09	$0.95

Common Dividends/Distributions Per Share/Unit	$0.295	$0.270	$0.590	$0.540

Balance Sheet Data (end of period):	June 30, 2022	December 31, 2021
Gross Real Estate Investment	$5,080,902	$4,646,444
Total Assets	4,663,118	4,179,098
Debt	1,906,788	1,610,020
Total Liabilities	2,291,559	1,930,726
Total Equity	2,371,559	2,248,372

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2022	2021	2022	2021
(a)	Equity in Income (Loss) of Joint Ventures
	Equity in Income (Loss) of Joint Ventures per the Form 10-Q	$118,211	$(66)	$118,189	$(139)
	Gain on Sale of Real Estate from Joint Ventures	(118,244)	—	(118,244)	—
	FFO from Joint Ventures	$(33)	$(66)	$(55)	$(139)

(b)	Income Tax Provision
	Income Tax Provision per the Form 10-Q	$(24,198)	$(1,575)	$(24,108)	$(1,420)
	Income Tax Provision - Allocable to Gain on Sale of Real Estate, Including Joint Ventures	24,243	1,472	24,243	1,551
	Income Tax Benefit (Provision) - Not Allocable to Gain on Sale of Real Estate	$45	$(103)	$135	$131

(c) Investors in, and analysts following, the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

In accordance with the NAREIT definition of FFO, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. We also exclude the same adjustments from our share of net income from unconsolidated joint ventures.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI minus general and administrative expenses and the equity in FFO from our investment in joint ventures.

AFFO is defined as adjusted EBITDA minus interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes not allocable to gain on sale of real estate, plus amortization of equity based compensation and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations, cash flows (calculated in accordance with GAAP) or as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

We consider cash-basis same store NOI ("SS NOI") to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2021 and held as an in service property through the end of the current reporting period (including certain income-producing land parcels), and developments and redevelopments that were placed in service prior to January 1, 2021 (the "Same Store Pool"). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Properties acquired with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Properties acquired that are less than 75% occupied at the date of acquisition are placed in service as they reach the earlier of reaching 90% occupancy or one year subsequent to acquisition. Developments, redevelopments and acquired income-producing land parcels for which our ultimate intent is to redevelop or develop on the land parcel are placed in service as they reach the earlier of 90% occupancy or one year subsequent to development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. We exclude lease termination fees, straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from our joint ventures, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.